Power of Attorney for Nathaniel J. Kaeding MIDWESTONE FINANCIAL GROUP, INC. POWER OF ATTORNEY (SECTIONS 13(d), 16(a) AND Rule 144 MATTERS) Know all by these present the undersigned hereby constitutes and appoints each of Kenneth R. Urmie, John J. Ruppel, and Celeste M. Yoder, signing singly, as the undersigned's true and lawful attorneys in fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a more than five percent (5%) stockholder (if applicable) of MidWestOne Financial Group, Inc. (the "Company"), any Schedule 13D or Schedule 13G and any amendments thereto in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder; (2) execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer or stockholder of the Company or a subsidiary of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder; (3) execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer or affiliate of the Company or a subsidiary of the Company, Form 144 in accordance with SEC Rule 144 and the rules thereunder; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form 144 and any such Schedule 13D or Schedule 13G and any amendments thereto and timely file such form or schedule with the United States Securities and Exchange Commission, the Nasdaq Stock Market, the Company and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion. The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power or substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act or Rule 144. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedule 13D or Schedule 13G (including any amendments thereto) and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, to the fullest extent permitted by law: (i) agrees to hold the attorneys-in-fact and the Company harmless from all liability, loss, cost, damage or expense of any nature, including reasonable attorneys' fees and expenses sustained or incurred by the attorneys-in-fact or Company in connection with the performance, or non-performance, of the actions described in paragraphs (1) - (5) above; and (ii) irrevocably releases and waives any and all claims (in law or equity) against the attorneys-in-fact and the Company, and all of their respective heirs, estates, successors and assigns, as the case may be, relating to the performance, or non-performance, of the actions described in paragraphs (1) - (5) above.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 27th day of April, 2023. /s/ Nathaniel J. Kaeding Print Name: Nathaniel J. Kaeding